EXHIBIT 10.1

                               VOTING AGREEMENT

                    VOTING AGREEMENT (this "Agreement"), dated as of September 24, 1996, among Fox Television Stations, Inc., a Delaware corporation ("Fox"), NWCG (Parent) Holdings Corporation, a Delaware corporation ("NWCGP"), and NWCG Holdings Corporation, a Delaware corporation and a wholly owned subsidiary of NWCGP ("Holdings," and together with NWCGP, each a "Stockholder" and collectively, the "Stockholders").

                    WHEREAS, The News Corporation Limited, a South Australia corporation that has an indirect interest in Fox ("News Corp."), Fox, Fox Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Fox, and New World Communications Group Incorporated, a Delaware corporation (the "Company"), are parties to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement").

                    WHEREAS, the Merger (as defined in the Merger Agreement) is subject to certain conditions, including the approval and adoption of the Merger Agreement and the Company Charter Proposal (as defined in the Merger Agreement) by the holders of a majority of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company and the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Company voting together as a single class.

                    WHEREAS, News Corp., Fox and NWCGP are parties to the Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which Fox has agreed to purchase from NWCGP all of the shares of capital stock of the Company owned by NWCGP and all of the outstanding shares of capital stock of Holdings.

                    WHEREAS, each Stockholder is the record and beneficial owner of the shares of Class B Common Stock set forth opposite such Stockholder's name on the signature pages hereto (such shares, together with any additional shares of capital stock of the Company beneficially owned by such Stockholder after the date hereof and prior to the Termination Date (as defined in Section 5.4), being collectively referred to herein as the "Stockholder Shares" of such Stockholder).

                    WHEREAS, as a condition to the willingness of Fox to enter into the Stock Purchase Agreement and the Merger Agreement, and as an inducement to it to do so, each Stockholder has agreed for the benefit of Fox as set forth in this Agreement.

                    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

                    Section 1.1  Definitions.  Capitalized terms
          used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

                    For purposes of this Agreement, the following terms shall have the following meanings:

                    "Affiliate" and "Associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; provided that with respect to any Stockholder, such terms shall not include the Company, any Subsidiary of the Company or any other Stockholder party hereto.

                    A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own," and shall be deemed to have "beneficial ownership" of:

                    (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act (without regard to section
               (d)(1)(i) thereof), as in effect on the date of this Agreement; and

                    (ii) any securities (the "underlying
               securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                                  ARTICLE II

                        COVENANTS OF THE STOCKHOLDERS

                    Section 2.1 Agreement to Vote. At any meeting of the stockholders of the Company held prior to the Termination Date (as defined in Section 5.4), however called, and at every adjournment or postponement thereof prior to the Termination Date, or in connection with any written consent of the stockholders of the Company given prior to the Termination Date, each Stockholder shall vote all of the Stockholder Shares beneficially owned by such Stockholder (a) in favor of the Merger Agreement, the Company Charter Proposal and each of the transactions contemplated thereby and any actions required in furtherance hereof and thereof; and (b) against any action or agreement that would, directly or indirectly, result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement. Notwithstanding the foregoing, each Stockholder shall remain free to vote the Stockholder Shares with respect to any matter not covered by the preceding sentence in any manner it deems appropriate. None of the Stockholders shall enter into any agreement or understanding with any person prior to the Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Stockholder Shares of such Stockholder in any manner inconsistent with the first sentence of this Section 2.1.

                    Section 2.2  Proxies and Voting Agreements.

                         (a)  Except as set forth in Section 2.2 of
          the letter from the Stockholders, dated the date hereof, addressed to Fox (the "Stockholder Disclosure Letter"), each Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in
          Section 2.1 with respect to the Stockholder Shares of such Stockholder.

                         (b)  Prior to the Termination Date, none
          of the Stockholders shall, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.1, deposit any of the Stockholder Shares owned by such Stockholder into a voting trust or enter into a voting agreement with respect to any of the Stockholder Shares, in each case with respect to such matters.

                    Section 2.3 Transfer of Stockholder Shares by the Stockholder. Prior to the Termination Date and except as expressly provided by the Stock Purchase Agreement, none of the Stockholders shall (a) place any Lien (other than the Lien created by the Holdings Indenture) on any Stockholder Shares of such Stockholder, other than pursuant to this Agreement, or (b) sell, transfer or otherwise dispose of any Stockholder Shares owned by such Stockholder, other than a sale, transfer or other disposition (w) pursuant to the Stock Purchase Agreement, (x) to any other party hereto, or (y) to an Affiliate of a Stockholder who becomes a party to this Agreement.

                                 ARTICLE III

                       REPRESENTATIONS, WARRANTIES AND
                   ADDITIONAL COVENANTS OF THE STOCKHOLDERS

               Each Stockholder represents, warrants and covenants to Fox, as to itself that:

                    Section 3.1 Ownership. Such Stockholder is as of the date hereof the beneficial and record owner of the Stockholder Shares set forth opposite the name of such Stockholder on the signature pages hereto, such Stockholder has the sole right to vote such Stockholder Shares and, except as set forth in Section 3.1 of the Stockholder Disclosure Letter, there are no restrictions on rights of disposition or other Liens pertaining to such Stockholder Shares. Except as set forth in Section
          3.1 of the Stockholder Disclosure Letter, none of the Stockholder Shares of such Stockholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Shares.

                    Section 3.2 Authority and Non-Contravention. Such Stockholder has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder. Such actions by such Stockholder (a) require no action by or in respect of, or filing with, any Governmental Entity with respect to such Stockholder, other than any required filings under Section 13 of the Exchange Act, (b) except as set forth in Section 3.2 of the Stockholder Disclosure Letter, do not and will not violate or contravene any provision of applicable law or regulation, judgment, injunction, order or decree binding on such Stockholder or result in the imposition of any Lien on any asset of such Stockholder or any of its Affiliates (other than as provided in this Agreement with respect to Stockholder Shares) or (c) do not and will not conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Contract to which a Stockholder is a party.

                    Section 3.3  Binding Effect.  This Agreement
          has been duly executed and delivered by such Stockholder and is a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                    Section 3.4  Total Shares.  The Stockholder
          Shares listed under the name of such Stockholder on the signature pages hereto are the only shares of capital stock of the Company owned beneficially or of record as of the date hereof by such Stockholder and, except as set forth in Section 3.4 of the Stockholder Disclosure Letter, such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

                                  ARTICLE IV

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
                                    OF FOX


               Fox represents, warrants and covenants to each Stockholder that:

                    Section 4.1  Corporate Power and Authority.
          Fox has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Fox of this Agreement and the consummation by Fox of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Fox.

                    Section 4.2  Binding Effect.  This Agreement
          has been duly executed and delivered by Fox and is a legal, valid and binding agreement of Fox, enforceable against Fox in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                  ARTICLE V

                                MISCELLANEOUS

                    Section 5.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

                    Section 5.2 Further Assurances. From time to time, at the request of Fox, in the case of a Stockholder, or at the request of a Stockholder, in the case of Fox, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                    Section 5.3  Specific Performance.  Each
          Stockholder agrees that Fox would be irreparably damaged if for any reason such Stockholder fails to perform any of such Stockholder's obligations under this Agreement, and that Fox would not have an adequate remedy at law for money damages in such event. Accordingly, Fox shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by such Stockholder. This provision is without prejudice to any other rights that Fox may have against such Stockholder for any failure to perform its obligations under this Agreement.

                    Section 5.4  Amendments; Termination.  This
          Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The representations, warranties, covenants and agreements set forth in Articles II, III and IV shall terminate, except with respect to liability for prior breaches thereof, upon the termination of the Merger Agreement in accordance with its terms or, if earlier, the Effective Time of the Merger (the "Termination Date").

                    Section 5.5  Successors and Assigns.  The
          provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and permitted assigns; provided, however, that a party may not assign, delegate or otherwise transfer any of such party's rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void.

                    Section 5.6 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares beneficially owned by such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

                    Section 5.7 Entire Agreement. This Agreement, together with the Stockholder Disclosure Letter, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Memorandum.

                    Section 5.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date received, if delivered personally or by facsimile (with telephonic confirmation of receipt by the addressee), (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to a Stockholder, to:

                    c/o MacAndrews & Forbes Holdings, Inc.
                    35 East 62nd Street
                    New York, New York  10021
                    Facsimile:  (212) 572-5056
                    Attention:  Barry F. Schwartz

               with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue
                    Suite 3400
                    Los Angeles, California  90071
                    Facsimile:  (213) 687-5600
                    Attention:  Thomas C. Janson, Jr.

               If to Fox, to:

                    Fox Television Stations, Inc
                    10201 West Pico Boulevard
                    Building 88, Room 142
                    Los Angeles, California 90035
                    Facsimile:  (310) 369-2572
                    Attention:  Jay Itzkowitz

               with a copy (which shall not constitute notice) to:

                    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                    551 Fifth Avenue
                    New York, New York  10176
                    Facsimile:  (212) 697-6686
                    Attn:  Joel I. Papernik

                    Section 5.9  Governing Law.  This Agreement
          shall be governed by and construed in accordance with the internal laws of the State of Delaware. Each of the parties hereto acknowledges that the negotiation of this Agreement occurred in New York, New York and irrevocably agrees that any legal suit, action or proceeding brought by another party hereto arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York (the "Courts"), waives any objection which it may now or hereafter have to the laying of venue of any such proceedings, submits to the exclusive jurisdiction of such Courts in any such suit, action or proceeding and agrees not to commence any such suit, action or proceeding except in such Courts. Fox hereby appoints News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036,
          Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any Court by any party hereto and expressly consents to the jurisdiction of any such Court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Fox represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and Fox agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as Fox's agent for service of process, Fox shall appoint without delay another such agent and notify the Stockholders of such appointment. With respect to any such action in the Courts, service of process upon the Authorized Agent and written notice of such service to Fox shall be deemed, in every respect, effective service of process upon Fox.

                    Section 5.10  Counterparts; Effectiveness.
          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and, as to a Stockholder, shall become effective when two or more counterparts have been signed by each of such Stockholder and Fox and delivered to the other.

                    Section 5.11  Descriptive Headings.  The
          descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                    Section 5.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                    Section 5.13 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.


                    IN WITNESS WHEREOF, Fox and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                    FOX TELEVISION STATIONS, INC.

                                    By: /s/ Jay Itzkowitz
                                       Jay Itzkowitz
                                       Senior Vice President

          2,682,236 shares of       NWCG (PARENT) HOLDINGS CORPORATION
          Class B Common Stock

                                    By: /s/ Glenn P. Dickes
                                       Glenn P. Dickes
                                       Vice President

          34,510,000 shares of      NWCG HOLDINGS CORPORATION
          Class B Common Stock

                                   By:       /s/ Glenn P. Dickes
                                      Glenn P. Dickes
                                      Vice President